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                       EXHIBIT 21 -- LIST OF SUBSIDIARIES

                                                   State of
Subsidiary                                incorporation/organization
-------------------------               ----------------------------
RAIT Partnership, L.P.                  Delaware
RAIT General, Inc.                      Maryland
RAIT Limited, Inc.                      Maryland
OSEB GP, Inc.                           Delaware
OSEB Associates, L.P.                   Pennsylvania
RAIT Rohrerstown, L.P.                  Delaware
SLH Apartments, Inc.                    Delaware
SL Bonds, Inc.                          Delaware
DP Associates, LLC                      Maryland
RAIT SLH, L.P.                          Pennsylvania
RAIT SLH, Inc.                          Pennsylvania
RP XXXVII, Inc.                         Delaware
RAIT Abbotts GP, Inc.                   Delaware
RAIT Abbotts Limited Partnership        Delaware
RAIT Capital Corp.                      Delaware
Resource Properties XLV, Inc.           Delaware